PRESS RELEASE                                 SOURCE:  First Trust Advisors L.P.


FIRST TRUST ADVISORS L.P. ANNOUNCES PORTFOLIO MANAGER UPDATE CALL FOR FIRST TRUST SPECIALTY FINANCE AND FINANCIAL OPPORTUNITIES FUND

WHEATON, IL -- (BUSINESS WIRE) -- October 24, 2011 -- First Trust Advisors L.P. ("FTA") announced today that First Trust Specialty Finance and Financial Opportunities Fund (NYSE: FGB) intends to host a conference call with Confluence Investment Management, LLC ("Confluence"), the Fund's investment sub-advisor, on Monday, November 7, 2011 at 4:15 P.M. Eastern Time. The purpose of the call is to hear the Fund's portfolio management team provide an update for the Fund.

-- Dial-in Number: (866) 865-6631; International (706) 679-1727; and Passcode # 20363137. Please call 10 to 15 minutes before the scheduled start of the teleconference.

-- Telephone Replay: (800) 585-8367; International (404) 537-3406; and Passcode # 20363137. The replay will be available after the call until 11:59 P.M. Eastern Time on Wednesday, December 7, 2011.

FTA has served as the Fund's investment advisor since the Fund's inception. FTA, along with its affiliate First Trust Portfolios L.P., are privately-held companies which provide a variety of investment services, including asset management, financial advisory services, and competitive municipal underwritings, with collective assets under management or supervision of over $43 billion as of September 30, 2011 through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed accounts.

Confluence Investment Management LLC ("Confluence"), an SEC registered investment advisor, serves as the Fund's investment sub-advisor. The investment professionals at Confluence have over 80 years of aggregate portfolio management experience. Confluence provides portfolio management and advisory services to both institutional and individual clients. As of September 30, 2011 Confluence managed or supervised over $1.2 billion in assets.

If you have questions about the Fund that you would like answered on the call, please email your questions to cefquestions@ftadvisors.com and refer to FGB by Thursday, November 3, 2011, 6:00 P.M. Eastern Time. The Fund's daily closing price and net asset value per share as well as other information can be found at www.ftportfolios.com or by calling (800) 988-5891.



CONTACT: JEFF MARGOLIN - (630) 915-6784


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Source:  First Trust Advisors L.P.